SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K
                      Amendment No. 1 to Original Form 8-K
                             Filed on March 29, 1999

                                 Current Report

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (date of earliest event reported):              December 31, 1998


                                    C2, Inc.
             (Exact name of registrant as specified in its charter.)


          Wisconsin                     001-14171             39-1915787
----------------------------    -----------------------    -------------------
(State of other jurisdiction    (Commission File Number)     (IRS Employer
      of incorporation)                                  Identification No.)



             700 North Water Street, Suite 1200, Milwaukee, WI 53202
   ---------------------------------------------------------------------------
          (Address of principal executive offices including zip code.)



                                 (414) 291-9000
                  --------------------------------------------
                         (Registrants' Telephone Number)

                               Page 1 of 21 Pages

ITEM 2.  ACQUISTION OR DISPOSITION OF ASSETS

       On March 12, 1999, C2, Inc. ("C2") completed its acquisition of Zero Zone, Inc., a Wisconsin corporation ("Zero Zone"). Details of the Zero Zone acquisition were set forth in C2's original Form 8-K filed in regards to this transaction on March 29, 1999.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

       (a) FINANCIAL STATEMENTS. The following financial statements are filed as a part of this Report:

       Zero Zone's Audited Financial Statements and Report of Independent Auditors as of December 31, 1998.

       (b) PRO FORMA FINANCIAL INFORMATION. The following Pro Forma Financial Statements are filed as part of this report:

       C2's and Zero Zone's Pro Forma Summary Combined Balance Sheet dated December 31, 1998, Pro Forma Summary Combined Statements of Income for the year ended December 31, 1998, and accompanying footnotes thereto.

       (c) EXHIBITS. Filed as Exhibits to this Report are the following:

       Exhibit 2.1 Recapitalization Agreement by and among Zero Zone and the shareholders of Zero Zone, dated as of March 12, 1999 (incorporated by reference from the Company's Form 8-K filed with the Commission on March 29, 1999).

                               Page 2 of 25 Pages

                                   SIGNATURES


       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





Date:  April 22, 1999          C2, Inc.


                               By:   /s/William T. Donovan
                                     William T. Donovan
                                     Chairman











                               Page 3 of 21 Pages

                    PRO FORMA SUMMARY COMBINED FINANCIAL DATA

       Set forth below is unaudited pro forma summary combined financial statements as of and for the year ended December 31, 1998.

       The pro forma summary combined statement of income for the year ended December 31, 1998 reflects the effects on the historical results of operations of C2 of the following transactions as if these transactions had occurred on January 1, 1998. The pro forma summary combined balance sheet reflects the effect of the following transactions as if these transactions had occurred on December 31, 1998.


TLC Acquisition:

       o      the sale of  5,202,664  shares  of C2  common  stock at $4.00  per share;
       o      the  application  of the  proceeds  for the  purchase  of  666.667 membership units (two-thirds) of TLC from Christiana for approximately $10.7 million;
       o the additional operating expenses associated with corporate charges including officers salaries, professional, legal, occupancy, public company and other corporate related expenses;
       o      the establishment of deferred income taxes for TLC; and
       o the establishment of minority interest related to the one-third ownership of TLC not held by C2.

       In addition, the pro forma financial data reflects the following TLC pre-acquisition adjustments:

       o      the  approximate  $3  million  repayment  by  TLC  of  a  note  to
              Christiana;
       o $10 million of borrowings by TLC and subsequent payment of the dividend to Christiana;
       o the additional interest expense associated with these aforementioned increases in outstanding debt and the adjustment to interest expense to reflect the costs of borrowing under TLC's new credit facility; and
       o the cash payment to Christiana for income taxes related to TLC earnings and certain expenses paid by Christiana on behalf of TLC.

Zero Zone Acquisition:

       o      the  issuance of debt to fund the  redemption  of Zero Zone common stock and the additional interest expense related thereto;
       o      the  purchase  of 70.6% of the  outstanding  shares  of Zero  Zone common stock by C2;
       o the establishment of purchase price in excess of net assets acquired and amortization thereof; and
       o the establishment of deficit minority interest for the 29.4% ownership of Zero Zone not held by C2.

       The pro forma financial data does not purport to represent what C2's financial position or results of operations would actually have been if such a transaction in fact had occurred on those dates or to project C2's financial position or results of operations for any future period.

                               Page 4 of 21 Pages



                                                                        PRO FORMA SUMMARY COMBINED BALANCE SHEET
                                                                                 As of December 31, 1998
                                             -----------------------------------------------------------------------------------
                                                                       TLC
                                               Historical           Pro Forma              Offering                  As
                                                   TLC           Adjustments (1)          Adjustments             Adjusted
                                             ----------------    -----------------      ----------------       ---------------
Cash and cash equivalents                       $     9,000      $           --            $20,484,000   (9)      $ 9,826,000
                                                                                           (10,667,000)  (10)
Other current assets                             11,842,000                  --                                    11,842,000
Purchase price in excess of
   net assets acquired                                   --                  --                     --                     --
                                                         --                  --                     --                     --
Total long-term assets                           75,210,000           1,086,000    (4)              --             76,296,000
                                             ----------------    -----------------      ----------------       ---------------
Total assets                                    $87,061,000      $    1,086,000            $ 9,817,000            $97,964,000
                                             ================    =================      ================       ===============

Total current liabilities                       $12,997,000      $      505,000    (4)              --            $13,502,000
                                                $12,997,000
Due to Parent company                             3,000,000          (3,000,000)   (2)              --                     --
Liability for purchase of 666.667
   Membership Units of TLC                               --          10,667,000    (8)     (10,667,000)  (10)              --
Deferred income taxes                                    --           1,553,000    (7)              --              1,553,000
Long-term debt                                   35,277,000          10,000,000    (3)              --             50,566,000
                                                                      3,000,000    (2)
                                                                      2,289,000    (5)
Other liabilities                                   330,000           1,808,000    (4)                              2,138,000
                                             ----------------    -----------------      ----------------       ---------------
Total liabilities                                51,604,000          26,822,000            (10,667,000)            67,759,000

Minority interest                                        --           7,313,000    (6)              --              7,313,000
Preferred stock                                          --                  --                     --                     --
Common stock                                             --                  --                 52,000   (9)           52,000
Additional paid-in capital                               --                  --             20,432,000   (9)       20,432,000
Treasury stock                                                                                      --

Retained earnings/Members equity                 35,457,000         (10,000,000)   (3)                              2,408,000
                                                                     (7,313,000)   (6)
                                                                     (1,553,000)   (7)
                                                                     (1,227,000)   (4)
                                                                     (2,289,000)   (5)
                                                                    (10,667,000)   (8)
                                             ----------------    -----------------      ----------------       ---------------
Total shareholders' equity                       35,457,000         (33,049,000)            20,484,000             22,892,000
                                             ----------------    -----------------      ----------------       ---------------

Total liabilities and
    shareholders' equity                        $87,061,000      $    1,086,000            $ 9,817,000            $97,964,000
                                             ================    =================      ================       ===============



                                                       PRO FORMA SUMMARY COMBINED BALANCE SHEET
                                                                   As of December 31, 1998
                                             -------------------------------------------------------------

                                               Historical          Pro Forma                   As
                                               Zero Zone          Adjustments               Adjusted
                                             ---------------    ----------------       -------------------
Cash and cash equivalents                      $         --      $ (4,500,000)   (11)    $    6,176,000
                                                                      850,000    (12)
Other current assets                              5,625,000                                  17,467,000
Purchase price in excess of
   net assets acquired                                   --        10,559,000    (13)        13,602,000
                                                         --         3,043,000    (14)              --
Total long-term assets                            4,425,000                --                80,721,000
                                             ---------------    ----------------       -------------------
Total assets                                    $10,050,000      $  9,952,000            $  117,966,000
                                             ===============    ================       ===================

Total current liabilities                      $  3,820,000                --            $   17,322,000

Due to Parent company                                    --                --                     --
Liability for purchase of 666.667
   Membership Units of TLC                               --                --                     --
Deferred income taxes                                54,000                                   1,607,000
Long-term debt                                    1,278,000        14,000,000    (11)        66,694,000
                                                                      850,000    (12)

Other liabilities                                        --                --                 2,138,000
                                             ---------------    ----------------       -------------------
Total liabilities                                 5,152,000        14,850,000                87,761,000

Minority interest                                        --                --                 7,313,000
Preferred stock                                          --                --                     --
Common stock                                         29,000           (29,000)   (15)            52,000
Additional paid-in capital                          225,000          (225,000)   (15)        20,432,000
Treasury stock                                                    (18,500,000)   (11)
                                                                   18,500,000    (15)
Retained earnings/Members equity                  4,644,000        (4,644,000)   (15)         2,408,000





                                             ---------------    ----------------       -------------------
Total shareholders' equity                        4,898,000        (4,898,000)               22,892,000
                                             ---------------    ----------------       -------------------

Total liabilities and
    shareholders' equity                       $ 10,050,000      $  9,952,000            $  117,966,000
                                             ===============    ================       ===================



                               Page 5 of 21 Pages

                NOTES TO PRO FORMA SUMMARY COMBINED BALANCE SHEET

(1) The acquisition of 666.667 Membership Units of TLC by C2 represents a combination of entities under common control because a single group of shareholders controlled TLC and will control C2. Accordingly, no purchase accounting adjustments have been recorded and the difference between the acquisition price and the historical cost basis of TLC has been reflected as an equity adjustment.

(2) Represents a $3 million draw on TLC's revolving credit facility and subsequent payment of the Christiana note prior to the acquisition of two-thirds of TLC.

(3) Represents a $10 million draw on TLC's revolving credit facility (interest at LIBOR plus 175 basis points) and subsequent payment of a $10 million dividend to Christiana prior to the Acquisition. $10 million of the required $20 million dividend was paid by TLC prior to December 31, 1998 and is reflected in the historical financial statements.

(4) Represents the book value of certain assets and liabilities of Christiana which were contributed to TLC prior to the acquisition of two-thirds of
       TLC:

          ASSETS:
          Long-term assets                                                   $ 1,086,000

          LIABILITIES:
          Accrued liabilities                                                $  (505,000)
          Other long-term liabilities                                         (1,808,000)
                                                                           ----------------
          Reduction to equity related to asset/liability transfer            $(1,227,000)
                                                                           ================

(5) Represents the cash payment to Christiana, prior to the acquisition for taxes related to TLC's earnings and certain expenses paid by Christiana on behalf of TLC financed by the revolving credit facility.

(6) Represents the establishment of minority interest for the one-third interest in TLC not owned by C2. Minority interest represents one-third of TLC's member's equity subsequent to the dividend to Christiana and contribution of certain Christiana assets and liabilities.

(7)    Represents  the   establishment   of  a  deferred  income  tax  liability
       attributed to temporary differences between the purchase price and carryover basis of TLC assets and liabilities.

(8) Represents the liability for cash consideration to be paid to Christiana related to the purchase of 666.667 membership units of TLC.

(9) Represents the amount of net proceeds associated with the sale of 5,202,664 shares of common stock offered by C2 at $4.00 per share, net of expenses of $327,000.

(10) Represents the payment of the purchase price due to Christiana in connection with the acquisition of two-thirds of TLC by C2.

                               Page 6 of 21 Pages

(11) Represents the payment to the former Zero Zone shareholders related to the redemption of their common shares. The proceeds to fund this payment were obtained from the following sources.



          Investment in Zero Zone common stock              $ 3,000,000
          Investment in Zero Zone capital note                1,500,000
          Issuance of debt as follows:
              Bank debt                                      10,150,000
             Minority shareholder capital note                1,500,000
              Seller subordinated notes                       2,350,000
                                                     ---------------------
                                                            $18,500,000
                                                     =====================


(12) Represents additional bank debt issued at the time of acquisition to fund current working capital needs.

(13) Represents (i) the purchase price paid for C2's ownership interest in Zero Zone, Inc. (70.6%) in excess of net assets acquired ($10,309,000) plus (ii) acquisition related costs of $250,000. Allocation of the purchase price has not yet been determined. Accordingly, this entire amount is being reflected as purchase price in excess of net assets acquired.

(14) Represents the additional purchase price in excess of net assets acquired resulting from the deficit stockholders investment of the 29.4% minority shareholders.

(15) Represents the elimination of Zero Zone common stock, additional paid in capital, treasury stock and retained earnings.



                               Page 7 of 21 Pages


                                                     PRO FORMA SUMMARY COMBINED STATEMENTS OF INCOME


                                                                     For the year ended December 31, 1998
                                                  -------------------------------------------------------------------------
                                                    Historical         Pro Forma          Pro Forma         Historical
                                                       TLC            Adjustments          C2, Inc.         Zero Zone
                                                  ---------------  ------------------   ---------------    --------------

Revenues                                            $90,610,000    $          --          $90,610,000       $28,363,000
Operating expenses                                   83,760,000        1,000,000    (1)    84,760,000        25,636,000
Amortization of purchase price in excess of net
   assets acquired                                                                                                   --
Interest expense                                      2,586,000        1,615,000    (2)     4,201,000           129,000
Other (income) expense , net                           (111,000)              --            (111,000)            46,000
Income (loss) before minority interest                4,375,000       (2,615,000)           1,760,000         2,552,000
   and income taxes
Provision for income taxes                                   --          369,000    (3)       369,000         (104,000)
Minority interest expense                                    --          837,000    (4)       837,000                --
Net income (loss)                                     4,375,000       (3,821,000)             554,000         2,656,000

Basic and diluted net income per share of                                                       $0.20   (5)
  common stock

Weighted average shares outstanding                                                         2,750,000   (5)
   (basic and diluted)


                                                       For the year ended December 31, 1998
                                                  ---------------------------------------------
                                                       Pro Forma                   As
                                                      Adjustments                Adjusted
                                                    -----------------      --------------------

Revenues                                            $          --             $118,973,000
Operating expenses                                                             110,396,000
Amortization of purchase price in excess of net
   assets acquired                                        422,000     (6)          422,000
Interest expense                                        1,168,000     (7)        5,498,000
Other (income) expense , net                                                      (65,000)
Income (loss) before minority interest                 (1,590,000)               2,722,000
   and income taxes
Provision for income taxes                                647,000     (8)          912,000
Minority interest expense                                 225,000     (9)        1,062,000
Net income (loss)                                      (2,462,000)                 748,000

Basic and diluted net income per share of                                     $       0.27 (5)
  common stock

Weighted average shares outstanding                                              2,750,000 (5)
   (basic and diluted)


                               Page 8 of 21 Pages

            NOTES TO PRO FORMA SUMMARY COMBINED STATEMENTS OF INCOME

(1)    Represents   additional   operating  expenses  resulting  from  corporate
       expenses, including officers' salaries, occupancy expenses, professional, legal, public company and other corporate related expenses.

                                                           For the Year
                                                               Ended
                                                         December 31, 1998
                                                     --------------------------
        Officers' salaries                                    $  390,000
        Occupancy expenses                                       150,000
        Other corporate expenses                                 460,000
                                                     --------------------------
                                                              $1,000,000
                                                     ==========================


(2) Represents the additional interest expense on the $20 million of additional debt incurred in connection with the $20 million of dividends to Christiana and the increase in interest expense related to higher borrowing rates on the new revolving credit facility as follows:

                                                              For the Year
                                                                  Ended
                                                            December 31, 1998
                                                         -----------------------
        $20 million draw on TLC's revolving
        credit facility,
        interest at an average rate of LIBOR + 175
         basis points                                          $1,450,000

        Additional  interest  expense on  historical
        outstanding  debt bearing interest at a rate
        of LIBOR + 175 basis points (revolving  credit
        facility rate) versus a historical rate of LIBOR
        + 125 basis points                                        165,000
                                                         -----------------------
                                                               $1,615,000
                                                         =======================

(3) Represents the incremental provision of Federal and state income taxes required on the earnings of TLC, in addition to the required adjustment for the tax impact of the pro forma adjustments.

(4) Represents 33.3% of net income allocable to TLC's minority interest owner.

(5) Basic and diluted income per share have been calculated using the number of shares required to complete the TLC acquisition and pay the expenses of the offering (2,750,000 shares).

(6) Represents the amortization of the purchase price in excess of net assets acquired, which is being amortized over its estimated composite life of 25 years.

                               Page 9 of 21 Pages

(7) Represents the additional interest expense on the acquisition related debt as follows:

                                                                For the Year
                                                                    Ended
                                                              December 31, 1998
                                                              ------------------

        Bank debt, interest  at LIBOR + 275 basis points          $   852,500
        Minority shareholder capital note, interest at 8.5%           188,000
        Seller subordinated notes, interest at 8%                     127,500
                                                              ------------------
                                                                   $1,168,000
                                                              ==================


(8) Represents the incremental provision of Federal and state income taxes required on the earnings of Zero Zone in addition to the required adjustment for the tax impact of the pro forma adjustments.

(9) Represents 29.4% of net income allocable to Zero Zone's minority interest owners.

                              Page 10 of 21 Pages

                          INDEX TO FINANCIAL STATEMENTS

                                                                           PAGE


Report of Independent Public Accountants....................................10

Balance Sheet as of December 31, 1998.......................................11

Statement of Earnings for the year ended December 31, 1998..................12

Statement of Stockholders' Equity for the year ended December 31, 1998......13

Statement of Cash Flows for the year ended December 31, 1998................14

Notes to Financial Statements...............................................15

                              Page 11 of 21 Pages

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors of
Zero Zone, Inc.:

We have audited the accompanying balance sheet of Zero Zone, Inc. (a Wisconsin corporation) as of December 31, 1998, and the related statements of earnings, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Zero Zone, Inc. as of December 31, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



                                                  ARTHUR ANDERSEN LLP


Milwaukee, Wisconsin,
February 19, 1999.

                              Page 12 of 21 Pages

                                 ZERO ZONE, INC.
                                  BALANCE SHEET
                             AS OF DECEMBER 31, 1998

                                     ASSETS

 CURRENT ASSETS:
    Cash                                                       $
                                                                            -
    Accounts receivable, less allowance for doubtful accounts
      of $100,000                                                   2,223,945
    Accrued rebate receivable                                         130,000
    Inventories                                                     2,976,773
    Prepaid expenses                                                  129,554

    Deferred income tax benefit                                       164,700
                                                               ----------------

           Total current assets                                     5,624,972

  PROPERTY, PLANT AND EQUIPMENT, at cost:
    Land                                                              106,028
    Buildings and improvements                                      2,521,257
    Machinery and equipment                                         1,832,620
    Vehicles                                                          198,288
    Furniture and fixtures                                            715,558
                                                               ----------------
                                                                    5,373,751
    Less- Accumulated depreciation                                  2,224,136
                                                               ----------------

           Net property, plant and equipment                        3,149,615

 OTHER ASSETS:
    Goodwill, net of accumulated amortization of $489,385           1,108,670
    Other                                                             166,856
                                                               ----------------
                                                                    1,275,526
                                                               ----------------

           Total assets                                           $10,050,113
                                                               ================

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Current maturities of long-term debt                               $256,703

   Cash overdraft                                                      342,955
   Accounts payable                                                  1,773,452
   Accrued liabilities                                                 889,306
   Income taxes payable                                                 20,000
   Accrued stockholder distributions                                   538,000
                                                                ---------------


         Total current liabilities                                   3,820,416



LONG-TERM DEBT, less current maturities                              1,277,635





DEFERRED INCOME TAX LIABILITY                                           53,600



STOCKHOLDERS' EQUITY:
   Common stock, $.10 par value, 560,000 shares authorized,
     285,715 shares issued and outstanding                              28,572
   Additional paid-in capital                                          225,000
   Retained earnings                                                 4,644,890
                                                                ---------------
             Total stockholders' equity                              4,898,462
                                                                ---------------

             Total liabilities and stockholders' equity            $10,050,113
                                                                ===============


       The accompanying notes to financial statements are an integral part of this balance sheet.

                              Page 13 of 21 Pages

                                 ZERO ZONE, INC.
                              STATEMENT OF EARNINGS
                      FOR THE YEAR ENDED DECEMBER 31, 1998


NET SALES                                                       $28,363,042

COST OF SALES                                                    21,385,213
                                                           -------------------

         Gross profit                                             6,977,829

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                      4,249,948
                                                           -------------------

         Earnings from operations                                 2,727,881

OTHER EXPENSE:
   Interest expense                                                 129,114
   Other, net                                                        46,438
                                                           -------------------
                                                                    175,552
                                                           -------------------

         Earnings before income taxes                             2,552,329

PROVISION FOR INCOME TAXES:
   Current provision for income taxes                                20,000
   Net adjustment of deferred income taxes resulting
     from a change in tax status                                   (124,346)
                                                           -------------------
         Total provision for income taxes                          (104,346)
                                                           -------------------

         Net earnings                                            $2,656,675
                                                           ===================

Basic and diluted earnings per share                                  $9.30
                                                           ===================

Weighted average number of shares outstanding                       285,715
                                                           ===================



     The accompanying notes to financial statements are an integral part of this statement.

                              Page 14 of 21 Pages

                                 ZERO ZONE, INC.
                        STATEMENT OF STOCKHOLDERS' EQUITY
                      FOR THE YEAR ENDED DECEMBER 31, 1998

                                                                    Additional
                                                    Common            Paid-In            Retained
                                                    Stock             Capital            Earnings            Total
                                                ---------------    --------------   ------------------- -----------------

BALANCE, at December 31, 1997                       $28,572             $225,000          $3,195,215         $3,448,787

   Net earnings                                           -                    -           2,656,675          2,656,675

   Distributions declared to stockholders
     ($4.22 per share)                                    -                    -          (1,207,000)        (1,207,000)
                                                ---------------    --------------   ------------------- -----------------

BALANCE, at December 31, 1998                       $28,572             $225,000          $4,644,890         $4,898,462
                                                ===============    ==============   =================== =================





         The accompanying notes to financial statements are an integral part of this statement.

                              Page 15 of 21 Pages

                                 ZERO ZONE, INC.
                             STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1998


CASH FLOWS FROM OPERATING ACTIVITIES:
   Net earnings                                                           $   2,656,675
   Adjustments to reconcile net earnings to net cash provided by operating activities-
       Depreciation and amortization                                            470,638
       Deferred income taxes                                                   (124,346)
       Changes in assets and liabilities-
         Increase in accounts receivable                                       (582,796)
         Increase in accrued rebate receivable                                 (130,000)
         Increase in inventories                                               (637,451)
         Increase in prepaid expenses                                           (14,217)
         Increase in other assets                                               (69,872)
         Increase in cash overdraft                                              86,237
         Increase in accounts payable and accrued liabilities                   495,215
         Decrease in income taxes payable                                      (251,434)
                                                                          ----------------

           Net cash provided by operating activities                          1,898,649

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of property, plant and equipment                                   (474,951)

CASH FLOWS FROM FINANCING ACTIVITIES:
   Payment on reciprocal credit facility                                       (497,768)
   Payments of long-term debt                                                  (256,930)
   Distributions to stockholders                                               (669,000)
                                                                          ----------------

         Net cash used in financing activities                               (1,423,698)

NET INCREASE IN CASH                                                                  -

CASH, beginning of year                                                               -
                                                                          ----------------
CASH, end of year                                                         $
                                                                                      -
                                                                          ================

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
   Cash paid during the year for-
     Interest                                                             $     167,713
     Income taxes                                                               271,434



         The accompanying notes to financial statements are an integral part of this statement.

                              Page 16 of 21 Pages

                                 ZERO ZONE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1998


(1) Nature of Business-

    Zero Zone, Inc. (the "Company") manufactures grocery and convenience store refrigerator and freezer display cases and sells them throughout North America.

(2) Summary of Significant Accounting Policies-

    (a) Revenue recognition-

    The Company recognizes revenue and related costs when products are shipped to customers.

    (b) Use of estimates-

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities in the financial statements and accompanying notes. Actual results could differ from those estimates.

    (c) Inventories-

    Inventories are stated at the lower of FIFO (first-in, first-out) cost or market value. Cost includes materials, labor and manufacturing overhead. As of December 31, 1998, inventories are comprised as follows:

                 Raw materials and work in process            $1,889,759
                 Finished goods                                1,087,014
                                                          ---------------
                                                              $2,976,773
                                                          ===============

    (d) Property, plant and equipment-

        Property, plant and equipment are stated at cost. Expenditures that substantially increase the value of these assets or extend their useful life are capitalized. Expenditures for normal and routine repairs and maintenance are expensed as incurred.


                              Page 17 of 21 Pages

        Plant and equipment is depreciated over the estimated useful lives of the assets using the straight-line method as follows.

            Buildings and improvements                              40 years
            Machinery and equipment                                 5-7 years
            Vehicles                                                3 years
            Furniture and fixtures                                  3-7 years

    (e) Goodwill-

        Goodwill is being amortized on a straight-line basis over 40 years. Amortization expense in 1998 was $39,948. The accumulated goodwill amortization at December 31, 1998 was $489,385.

        The Company continually evaluates whether events and circumstances have occurred that indicate the remaining estimated useful life may warrant revision or that the remaining balance of goodwill may not be recoverable. When factors indicate that goodwill should be evaluated for possible impairment, the Company uses an estimate of the undiscounted cash flows over the remaining life of the goodwill measuring whether the goodwill is impaired. If impaired, a loss is recognized for the amount by which carrying value exceeds the fair value.

    (f) Long-lived assets-

        The Company continually evaluates whether events and circumstances have occurred that indicate the remaining estimated useful life may warrant revision or that the remaining balance of its long-lived assets may not be recoverable. When factors indicate that long-lived assets should be evaluated for possible impairment, the Company uses an estimate of the undiscounted cash flows over the remaining live of the long-lived assets measuring whether the long-lived assets are impaired. If impaired, a loss is recognized for the amount by which the carrying value exceeds the fair value.

    (g) Earnings per share-

        Earnings per share has been computed based upon the weighted average number of common shares outstanding during the year. As the Company did not have common stock equivalents with a dilutive effect on earnings per share, basic and diluted earnings per share are the same for 1998.

    (h) Advertising-

        The Company expenses all advertising costs as incurred. During 1998, advertising costs of the Company were $201,170.

                              Page 18 of 21 Pages

(3) Indebtedness-

    Long-term debt at December 31, 1998, consists of the following:


         Note  payable  to a trust  company,
         due  in  annual   installments   of
         $245,000 through 2002, and $135,000
         in 2003 through 2006, plus interest
         payable  quarterly  at  a  variable
         rate                                                  $1,520,000

         Other                                                     14,338
                                                           ------------------
                                                                1,534,338
         Less- Current maturities                                (256,703)
                                                           ------------------
                                                               $1,277,635
                                                           ==================

    The note payable to the trust company was originally payable to the Wisconsin Housing and Economic Development Authority ("WHEDA"). WHEDA transferred the note in trust to the trust company for the benefit of the owners of the WHEDA bonds which were sold to finance the loan to the Company. The note payable to the trust company is supported by a loan agreement, a security interest and an irrevocable bank letter of credit.

    The interest rate on the note is variable. Each week the rate is set by the remarketing agent at a rate necessary to effect a sale of the related bonds at par. The rate at December 31, 1998 was 4.25%. The Company may fix the interest rate for a specified period at the rate set by the remarketing agent as the market rate for such period.

     Future maturities of long-term debt are as follows:

                                 1999                       $256,703
                                 2000                        245,000
                                 2001                        245,000
                                 2002                        245,000
                                 2003                        135,000
                                 Thereafter                  407,635

    The Company has a line of credit with a bank under which it may borrow up to $1,000,000. This line of credit bears interest at the bank's prime rate
    (7.75% at December 31, 1998) and is secured by substantially all of the Company's assets other than those pledged to support the note payable to the trust company. As of December 31, 1998, there were no borrowings outstanding under this line of credit.

    The Company has also entered into a reciprocal credit facility agreement with GMK Companies, Inc. ("GMK"), a company owned by the Company's majority stockholders. Under the terms of this credit facility, the Company may borrow up to $1,000,000 from GMK, and GMK may borrow from the Company up to $1,000,000. This credit facility bears interest at the bank's prime rate. As of December 31, 1998, there were no borrowings outstanding under this credit facility.


                              Page 19 of 21 Pages

    Both the note payable to the trust company and the line of credit agreement have certain restrictive covenants which require the Company, among other things, to maintain a certain minimum level of tangible net worth. As of December 31, 1998, the Company was in compliance with these covenants.

(4) Retirement Plans-

    Substantially all of the Company's employees are covered by a profit-sharing plan with a 401(k) option. The Company matches employee contributions up to 3% of annual compensation. Additional profit sharing contributions are made at the discretion of the board of directors. Company contributions to the plan during 1998 were approximately $66,000.

(5) Income Taxes-

    Effective January 1, 1998, the stockholders of the Company elected to convert from a C Corporation to an S Corporation. For purposes of taxation, all earnings of the Company are passed through to the stockholders and includable in the individual tax returns of the stockholders. On December 27, 1998, the stockholders of the Company terminated their S Corporation status and elected to once again become a C Corporation. The provision for income taxes in the amount of $20,000 represents the current provision of the Company during which time it was a C Corporation. The net adjustment of deferred income taxes resulting from a change in tax status represents the net effect of the removal of deferred income taxes from the balance sheet as of January 1, 1998 and their subsequent restoration on December 27, 1998.

    The provision for income taxes for 1998 is comprised of the following:

                  Current-
                    Federal                            $17,350
                    State                                2,650
                                               ------------------
                                                        20,000
                  Deferred                            (124,346)
                                               ------------------
                                                     $(104,346)
                                               ==================

    Deferred income taxes are provided for differences between the book basis and tax basis of certain assets and liabilities. These differences are primarily related to depreciation, inventories and certain accrued liabilities and valuation reserves. Deferred income taxes as of December 31, 1998 are as follows:

                  Deferred income tax assets:
                    Accrued expenses and other reserves              $164,700


                  Deferred income tax liabilities:
                    Tax over book depreciation                        (48,400)
                    Other                                              (5,200)
                                                               -----------------
                         Total deferred income tax liabilities        (53,600)
                                                               -----------------
                           Net deferred income tax asset             $111,100
                                                               =================


                               Page 20 of 21 Pages

(6) Related Party Transactions-

    The Company has entered into a reciprocal credit facility agreement with GMK Companies, Inc. ("GMK"). GMK is owned by the Company's majority stockholders (Note 3).

    The bank sweeps the Company's checking account balance to zero daily. Cash shortfalls or excesses of up to $1,000,000 are borrowed from or loaned to GMK. GMK invests the cash or loans it to other corporations that are controlled by the Company's majority stockholders and have identical reciprocal credit facilities. Balances loaned to or borrowed from GMK earn or pay interest at the prime rate, after adjusting for bank minimum balance requirements and funds availability.

    The Company was due from GMK, $12,959 at December 31, 1998 which is included as a component of accounts receivable. Outstanding checks created a cash overdraft of $342,955 at December 31, 1998, as a result of the bank's cash sweep.

    Interest expense includes $16,754 related to the GMK borrowings and $51,953 related to amounts borrowed from other affiliates in 1998. Selling and administrative expenses for 1998 include an $81,000 annual management fee paid to GMK.

(7) Commitments-

    The Company has operating leases for certain warehouse facilities and equipment. Rental expense under these operating leases during 1998 was approximately $71,000. As of December 31, 1998, approximate future minimum lease payments under these operating leases are as follows:

                  1999              $49,000
                  2000               18,000
                  2001               17,000
                  2002               10,000
                  2003               10,000
                  Thereafter         14,000


    The Company and its stockholders have an agreement that requires the Company to repurchase the stock of any stockholder upon death or permanent disability. The repurchase price is to be the appraised fair value of the stock with payment to be made in up to four annual installments.

    As of December 31, 1998, the Company had entered into a contract for the construction of a building addition in the amount of $1,180,000. Construction costs beginning in early 1999 will be financed, in the short term, under the Company's line of credit.

(8) Significant Customers-

    Sales to one customer totaled approximately 62% of 1998 sales. At December 31, 1998, approximately 57% of accounts receivable are due from this customer.

                              Page 21 of 21 Pages